SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported)
                               NOVEMBER 26, 1996

                        Commission file number 33-73270


                            TRANSTAR HOLDINGS, L.P.
                         TRANSTAR CAPITAL CORPORATION
            (Exact name of Registrant as specified in its charter)


       DELAWARE                                      13-3486874
       DELAWARE                                      13-3745313
(State of Incorporation)               (I.R.S. Employer Identification Number)

         118 NORTH BEDFORD ROAD, SUITE 300, MT. KISCO, NEW YORK  10549
       (Address of principal executive offices)               (Zip Code)

             Registrant's telephone number, including area code:
                                (914) 242-5003
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Item 5.  Other Events.


          Transtar, Inc. a subsidiary of Transtar Holdings, L.P., declared and paid a cash dividend, in the amount of $1,275 per share on its Class A Voting Common Stock and Class B Non-Voting Common Stock. The aggregate amount of the dividend payment was $24,543,750. The dividend was paid on November 26, 1996 to holders of record on November 22, 1996.

          Transtar, Inc., is a transportation holding company comprised of seven railroads, a Great Lakes shipping fleet, and an inland barge operation. The shareholders of Transtar are Transtar Holdings, L.P., which owns a 53% economic and 51% voting interest; USX Corporation owns a 45.7% economic and 49% voting interest; and Transtar's management owns a 1.3% economic interest, prior to dilution of the economic interests for certain management stock options. Transtar Holdings is owned by certain affiliates of Blackstone Capital Partners, L.P.

          Transtar Holdings received $13,005,000 on November 26, 1996 representing 53% of the cash dividend payment. The dividend payment will be paid into an escrow account pursuant to Transtar Holding's indenture governing its 13 3/8% Senior Discount Notes due 2002, and after distributing approximately $4.5 million to its partners and approximately $300,000 to pay certain administrative expenses, Transtar Holdings will offer to repurchase a portion of the Senior Discount Notes at an offer price equal to 101% of the accreted value of such notes on the date of purchase. The offer to purchase the notes will be made by a notice to holders of the Senior Discount Notes and will be held open for 20 business days.


          A copy of the press release, dated as of December 6, 1996, issued by Transtar in connection with the above-described dividend declarations is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable

(c)  The following exhibit is filed with this report:

Exhibit Number                Description

   99.1                       Press Release of Transtar, Inc. dated as of
                              December 6, 1996
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its respective behalf by the undersigned, thereunto duly authorized, on the 6th day of December 1996.

                              TRANSTAR HOLDINGS, L.P.
                              By Blackstone Transportation
                                 Company, Inc.



                              By /s/ James J. Mossman
                                _____________________________
                                James J. Mossman
                                President

                              TRANSTAR CAPITAL CORPORATION


                              By /s/ James J. Mossman
                                _____________________________
                                James J. Mossman
                                President
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                                 EXHIBIT INDEX



Exhibit Number                  Description

   99.1                         Press Release of Transtar, Inc. dated as of
                                December 6, 1996
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